FORM 10-Q

Exhibit 4.4(b)


                AMENDMENT TO CREDIT AGREEMENT


          AMENDMENT dated as of June 30, 1995 to the Amended and Restated Credit Agreement dated as of November 18, 1994 (the "Agreement") among Cone Mills Corporation, the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent").

     The parties hereto agree as follows with respect to the
Agreement:

     SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

     SECTION 2. Amendment of Section 5.10 of the Agreement.
Section 5.10 of the Agreement is amended to read in full as follows:

     SECTION 5.10. Debt Ratio. As of the last day of each fiscal quarter ended after January 1, 1996, the percentage of Adjusted Cash Flow for the period of four consecutive fiscal quarters then ended to Total Consolidated Debt as of such day will not be less than 26%.

     SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of June 30, 1995 when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks.

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FORM 10-Q

Exhibit 4.4(b)   (continued)





          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                         CONE MILLS CORPORATION

                         By /s/ David E. Bray
                         Title: Treasurer


                         MORGAN GUARANTY TRUST COMPANY
                         OF NEW YORK

                         By /s/ Timothy S. Broadbent
                         Title: Vice President


                         FIRST UNION NATIONAL BANK
                         OF NORTH CAROLINA

                         By /s/  Kent Phillips
                         Title: Vice President


                         NATIONSBANK OF NORTH
                         CAROLINA, N.A.

                         By /s/  Alison H. Mewborne
                         Title: Senior Vice President


                         WACHOVIA BANK OF NORTH
                         CAROLINA, N.A.

                         By /s/  W. Stanton Laight
                         Title: Vice President



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